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                                                                   Exhibit 21.1


                                     SUBSIDIARIES OF THE REGISTRANT

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                                                                                                STATE OR OTHER
                                                                                                JURISDICTION OF
SUBSIDIARY NAME                                                                                INCORPORATION OR
                                                                                                 ORGANIZATION
2 Day Video, Inc.                                                                                     Texas
2 Day Video, Inc. of Georgia                                                                         Georgia
Ardnasillagh Limited                                                                             United Kingdom
Atlantic Associates, Inc.                                                                           Delaware
Atlantic Home Video                                                                                 Delaware
Big Planet Video, Inc.                                                                            New Hampshire
Blockbuster Airships, Inc.                                                                          Delaware
Blockbuster Amphitheater Corporation                                                                Delaware
Blockbuster Argentina S. A.                                                                         Argentina
Blockbuster Australia Pty Ltd.                                                                      Australia
Blockbuster BEI Taiwan Ltd.                                                                          Taiwan
Blockbuster Canada Co.                                                                             Nova Scotia
Blockbuster Canada Inc.                                                                             Delaware
Blockbuster Computer Systems Corporation                                                             Florida
Blockbuster de Mexico, S.A. de C.V.                                                                  Mexico
Blockbuster Distribution, Inc.                                                                      Delaware
Blockbuster Entertainment Corporation                                                               Delaware
Blockbuster Entertainment (Ireland) Limited                                                          Ireland
Blockbuster Entertainment Limited                                                                United Kingdom
Blockbuster Holdings Ireland                                                                         Ireland
Blockbuster Hong Kong Limited                                                                       Hong Kong
Blockbuster International Spain Inc.                                                                Delaware
Blockbuster International (Taiwan) B.V.                                                          The Netherlands
Blockbuster Investments LLC                                                                         Delaware
Blockbuster Mid-America, Inc.                                                                       Delaware
Blockbuster On-Line Services, Inc.                                                                  Delaware
Blockbuster Park Lands, Inc.                                                                         Florida
Blockbuster Park, Inc.                                                                              Delaware
Blockbuster SC Video Operating Corporation                                                          Delaware
Blockbuster Services Inc.                                                                           Delaware
Blockbuster Technology Holding Corporation                                                          Delaware
Blockbuster UK Limited                                                                           United Kingdom
Blockbuster Uruguay Ltda                                                                             Uruguay
Blockbuster Video Acquisition Corp.                                                                 Delaware
Blockbuster Video Danmark A/S                                                                        Denmark

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SUBSIDIARY NAME                                                                              STATE OF INCORPORATION

Blockbuster Video Espana, S.L.                                                                        Spain
Blockbuster Video International Corporation (Chile) Limitada                                          Chile
Blockbuster Video Italy, Inc.                                                                       Delaware
Blockbuster Video Superstores (Australia) Pty Ltd.                                                  Australia
BS Hotel, Inc.                                                                                      Delaware
Charlotte Amphitheater Corporation                                                                  Delaware
Cityvision Limited                                                                               United Kingdom
D.E.J. Productions Inc.                                                                             Delaware
Direcorp, S.A. de C.V.                                                                               Mexico
Entretenimiento de Baja California, S.A. de C.V.                                                     Mexico
Entretenimiento del Caribe, S.A. de C.V.                                                             Mexico
Family Entertainment Centers, Inc.                                                                   Florida
FLC Holding Corp.                                                                                    Florida
Grupo Video de Leon, S.A. de C.V.                                                                    Mexico
Grupo Video de Monterrey, S.A. de C.V.                                                               Mexico
Grupo Videotech, S.A. de C.V.                                                                        Mexico
Major Video Super Stores, Inc.                                                                       Nevada
Montgomery Acquisition, Inc.                                                                        Delaware
Operadora de Videos Dima, S.A. de C.V.                                                               Mexico
Sercorp, S.A. de C.V.                                                                                Mexico
Serle, S.A. de C.V.                                                                                  Mexico
Seryuc, S.A. de C.V.                                                                                 Mexico
Southeastern Home Video, Inc.                                                                       Delaware
T.V. Factory, Inc., The                                                                             New York
TS Video, Inc.                                                                                      Louisiana
UI Video Stores Inc.                                                                                Colorado
Videomedios, S.A. de C.V.                                                                            Mexico
Video Store (Jersey) Limited                                                                     Channel Islands
Westside Amphitheater Corporation, The                                                               Arizona
Xtra-Vision Limited                                                                                  Ireland
Xtra-Vision Properties Limited                                                                       Ireland

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